Calculation of Filing Fee Tables
S-8
Coherus Oncology, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, par value $0.0001 per share	Other	7,700,000	$ 1.44	$ 11,088,000.00	0.0001381	$ 1,531.25
Total Offering Amounts:						$ 11,088,000.00		$ 1,531.25
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 1,531.25
Offering Note
[1]	1(a)Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement ("Registration Statement") shall also cover any additional shares of common stock that become issuable under the Coherus Oncology, Inc. Amended and Restated Equity Incentive Award Plan (the "2014 Plan") by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that results in an increase to the number of outstanding shares of common stock. 1(b)Represents the additional shares of common stock reserved for issuance under the 2014 Plan pursuant to the amendment approved by the Registrant's stockholders on May 27, 2026. 1(c)Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and Rule 457(h) under the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based on the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Global Market on July 31, 2026, which date is within five business days prior to the filing of the Registration Statement to which this exhibit is attached.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources